FOXHOLLOW TECHNOLOGIES, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS October 4, 2007 9:00 a.m. 900 Chesapeake Drive Redwood City, CA 94063 Foxhollow Technologies, Inc. 740 Bay Road Redwood City, CA 94063 proxy The undersigned hereby appoints Jeffrey B. Child and Matthew B. Ferguson, or any of them, each as proxy and attorney-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of FoxHollow Technologies, Inc., to be held at 9:00 a.m., local time, on October 4, 2007, at 900 Chesapeake Drive, Redwood City, CA 94063, and at any adjournment or postponement thereof, and to vote all shares of FoxHollow common stock that the undersigned would be entitled to vote if personally present at the meeting on the matters described in this proxy. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN FAVOR OF (i) ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND (ii) THE ADJOURNMENT OR POSTPONEMENT OF THE FOXHOLLOW SPECIAL MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF SUCH ADOPTION AND APPROVAL, AS DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING INFORMATION/PROXY STATEMENT PROSPECTUS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY MAILING THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Has your address changed? If so, please enter your new address and check the box on the reverse side: (To be completed, dated and signed on the other side)

COMPANY # VOTE BY INTERNET — www.proxyvoting/foxh.com • Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Internet voting is available 24 hours a day, 7 days a week. VOTE BY PHONE — (866) 540-5760 • Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. Telephone voting is available 24 hours a day, 7 days a week. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided. PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY INTERNET OR TELEPHONE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: 3 3 Please detach here 3 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FOXHOLLOW TECHNOLOGIES, INC. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2 BELOW. Vote On Proposals 1. Adopt the Agreement and Plan of Merger by and among ev3 Inc., Foreigner For Against Abstain Merger Sub, Inc. and FoxHollow Technologies, Inc. dated as of July 21, 2007, and approve the transactions contemplated thereby, including the merger. 2. Approve an adjournment or postponement of the FoxHollow special meet- For Against Abstain ing, including, if necessary, to solicit additional proxies in favor of the adoption of Proposal 1. Check this box if your address has changed and enter your new address below: Please indicate if you plan to attend the special meeting in person Yes: No: Date___Signature [PLEASE SIGN WITHIN BOX] NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in the name of the corporation by an authorized officer. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.